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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
24/7 REAL MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

September 21, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of 24/7 Real Media, Inc., which will be held on Tuesday, October 26, 2004, at 2:00 p.m., local time at the offices of the Company, 1250 Broadway, 28th Floor, New York, New York 10001. The Board of Directors and management look forward to greeting those stockholders who are able to be present.

        The matters to be considered at the meeting are the election of two directors, an amendment to the Company's 2002 Stock Incentive Plan to increase the number of incentives available for grant thereunder, and ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditor.

        The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Stockholders as being in the best interest of 24/7 Real Media. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

        Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

Sincerely yours,
David J. Moore Chairman and Chief Executive Officer

24/7 REAL MEDIA, INC.
1250 BROADWAY
NEW YORK, NEW YORK 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The annual meeting of stockholders of 24/7 Real Media, Inc. will be held at the offices of the Company, 1250 Broadway, 28th floor, New York, New York 10001 on Tuesday, October 26, 2004, at 2:00 p.m., local time, for the following purposes:

  1.
  to elect two Class III directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

  2.
  to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 4,000,000 and to increase the number of incentives that may be granted in any one year to an individual;

  3.
  to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2004; and

  4.
  to transact any other business as may properly come before the meeting or at any adjournment thereof.

        Our board of directors has fixed the close of business on September 17, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on September 17, 2004, will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 1250 Broadway, New York, New York 10001.

        All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting by giving written notice to our Corporate Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

YOUR VOTE IS IMPORTANT

        IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the board of directors,
David J. Moore Chairman and Chief Executive Officer

September 21, 2004

24/7 REAL MEDIA, INC.
1250 BROADWAY
NEW YORK, NEW YORK 10001

PROXY STATEMENT

GENERAL

        This proxy statement is being furnished to the stockholders of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at the offices of the Company, 1250 Broadway, 28th Floor, New York, New York 10001 on Tuesday, October 26, 2004, at 2:00 p.m., local time, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about Wednesday, September 22, 2004.

        Only stockholders of record at the close of business on Friday, September 17, 2004, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding 44,591,277 shares of common stock, par value $.01 per share; additionally, our Series C Preferred Stock is entitled to vote the equivalent of 645,749 shares of common stock on all matters on an as if converted basis. These are our only securities entitled to vote at the meeting, each share being entitled to one vote.

PROPOSALS FOR CONSIDERATION

        Our board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the following proposals:

          1.     to elect two Class III directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

          2.     to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 4,000,000 and to increase the number that may be granted to any individual in a calendar year; and

          3.     to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2004.

        If other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their judgment.

COSTS OF PROXIES

        We will incur the cost of the annual meeting and the cost of soliciting proxies, which we expect to total approximately $50,000. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

        Stockholders who execute proxies may revoke them by giving written notice to our Corporate Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

        All proxies received in response to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where votes are specified, the proxies will be voted in accordance with such instructions. If no instructions are given, the persons named in the proxy solicited by our board of directors intend to vote:

    FOR the two nominees for election as Class III directors listed in this proxy statement;

    FOR the amendments to the 2002 Stock Incentive Plan; and

    FOR the ratification of the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2004.

        With regard to the election of the directors, votes cast may be withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which such abstentions are noted.

        Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL ONE:
ELECTION OF DIRECTORS

NOMINEES: MR. ARNIE SEMSKY AND MR. TONY SCHMITZ

        In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the election of a director at our annual meeting is required to elect the Class III directors named herein.

        The board of directors currently has seven members. David J. Moore and Val Zammit are the Class I directors, whose terms expire at the 2005 annual meeting. Robert Perkins, Joseph J. Waechter and Moritz Wuttke are the Class II directors, whose terms expire at the 2006 annual meeting. Tony Schmitz and Arnie Semsky are the Class III directors, whose current terms expire at the 2004 annual meeting. Mr. Schmitz and Mr. Semsky are the nominees for election at this annual meeting. Directors' terms are subject to the election and qualification of their successors or to their earlier death, resignation or removal.

        If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our board of directors; if none, the size of the board of directors will be reduced. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. There are no family relationships between any of our directors or executive officers.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. ARNIE SEMSKY AND TONY SCHMITZ AS DIRECTORS.

DIRECTOR INFORMATION

        Set forth below is information about the nominee and each continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

Name	Age	Position And Offices
David J. Moore	52	Chairman of the Board and Chief Executive Officer
Robert J. Perkins	56	Director
Tony Schmitz	45	Director and Consultant to the Company
Arnie Semsky	58	Director
Joseph W. Waechter	50	Director
Moritz F. Wuttke	38	Director
Val Zammit	56	Director
David Hills	48	President, Media Solutions
Jonathan Hsu	32	Executive Vice President, Chief Financial Officer
Keith Lambert	39	Senior Vice President, Global Search Solutions
Jeff Marcus	44	Senior Vice President, Chief Technology Officer
Mark E. Moran	42	Exec. Vice President, General Counsel and Secretary
Christopher J. Wagner	47	Chief Executive Officer Real Media Europe
Douglas C. Wagner	38	President of 24/7 Search

        David J. Moore has been our Chief Executive Officer and a director since February 1998. Mr. Moore was President of Petry Interactive, an Internet advertising network and a predecessor to our company, from December 1995 to February 1998. From 1993 to 1994, Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, a media company, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

        Robert J. Perkins has been a director since October 2001. Mr. Perkins was most recently a partner at the Peppers and Rogers Group, a leading global customer relationship management consulting firm, from 1999 to 2001. In 1998 he founded and became CEO of Chamber Communications, a for-profit branch of the U.S. Chamber of Commerce. He was Chief Marketing Officer at Playboy Enterprises from 1996 to 1998 and at Calvin Klein Inc. from 1994 to 1996. Prior to that, Mr. Perkins was Senior Vice President of Marketing at Pizza Hut from 1991 to 1994. Before beginning his business career, Mr. Perkins was a USAF Instructor Pilot in T-38A supersonic, fighter-type aircraft. Mr. Perkins received an MA degree from Texas Tech University and a BBA degree from the University of Iowa.

        Tony Schmitz has been a director since August 2004. Mr. Schmitz has served as President of Pine Street Capital Partners, a venture capital fund, since September 2004. Mr. Schmitz also serves as a consultant to our Company and served as Chief Technology Officer of our Company from January 2003 through September 2004. From February 2001 to January 2003, Mr. Schmitz was the Chief Executive Officer of Insight First, Inc. From May 2000 to February 2001, Mr. Schmitz was the Chief Strategy Officer of Insight First. Mr. Schmitz was managing partner at marchFIRST (formerly USWeb/CKS) from June 1998 to May 2000. Mr. Schmitz also served as Chief Technology Officer at Gray Peak Technologies from June 1997 to June 1998 and as a principal at Reach Networks from 1988 to 1997. Mr. Schmitz obtained a B.S. in Business from the State University of New York at Albany.

        Arnie Semsky has been a director since June 1998. Mr. Semsky has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director and Board member of the BBDO Worldwide unit of Omnicom Group, the parent company of a group of advertising agencies, for 20 years. Prior to that time, he was Vice President, National TV for Grey Advertising. Mr. Semsky is a senior advisor for ESPN and the ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of Interep, SportsVision and the John A. Reisenbach Foundation. He is on the Board of Advisors of several Internet companies, including BrandEra.com; On2.com; and CoolHunter.com. Mr. Semsky received a B.A. degree in English from Pace University.

        Joseph W. Waechter has been a director of the Company since July 2002. Mr. Waechter has served as a director and the President of Sunra Capital Holdings, Ltd., an investment firm, since May, 2002. From 1998 to September 2002, he was a director of Merchants Group International, an investment firm, and since September 2002 has been a director of California Pacific Capital, an investment firm. From 1989 to December 1997, Mr. Waechter served as Chairman and Chief Executive Officer of United Micronesia Development Association, Inc., a holding company with investments in the tourism, telecommunications and airline industries, and from 1989 through 1997, he served as a director of Continental Micronesia, Inc., a commercial airline. From 1994 to 1997, Mr. Waechter served as Chairman, Chief Executive Officer and a director of Danao International Holdings, a developer of golf, hotel and resort projects in Vietnam. From 1972 to 1987, Mr. Waechter served in a number of positions with DHL Worldwide Express, an international air express delivery company, including President and Chief Executive Officer from September of 1983 through 1987. Mr. Waechter holds a BA degree from San Francisco State University.

        Moritz F. Wuttke has been a director since October 2001. Mr. Wuttke has been the Head of Business Development at Publigroupe SA since October 2001 and was the Head of e-Business Development at PubliOnline, the new media division of Publigroupe, from October 1999 to October 2001. From January 1997 to July 1999, Mr. Wuttke was a Managing Director and partner of Artemedia Online SA, a Swiss interactive media agency. From April 1995 to December 1996, Mr. Wuttke was a Vice President for Multimedia Development SA, which provided multimedia and Web publishing services. From April 1994 to March 1995, Mr. Wuttke was a founder and managing director of OnlinePark GmbH, the first internet access and consumer portal in Germany. Mr. Wuttke received a masters degrees in Science and Business Administration from the Technical University of Berlin.

        Val Zammit has been a director since October 2001. Mr. Zammit is currently a self-employed consultant on financial and accounting matters to a number of companies, and previously served as president and chief executive officer of True North Diversified Companies from 1998 to 2001. From 1988 to 1998 Mr. Zammit was chief financial officer and vice chairman of Bozell, Jacobs, Kenyon & Eckhardt. He also previously held positions at Young & Rubicam and the accounting firm, Price Waterhouse.

OTHER EXECUTIVE OFFICER INFORMATION

        Set forth below is information about each executive officer, including data on their business backgrounds. The information concerning the executive officers and their security holdings has been furnished to us by each executive officer.

        David Hills has served as our President, Media Solutions since August 2003. From July 2001 to August 2003, Mr. Hills served as Chief Operating Officer and President of Sales for About Inc., an Internet search engine company. From 1987 to 2001, Mr. Hills held various executive positions for subsidiaries of Cox Communications, including Vice President of Sales for Cox Interactive Media, which owns and operates several Web sites focused on local content, from July 1999 to July 2001; Vice President and director of Cox Interactive Sales, which operated an Internet advertising network, from May 1994 to July 1999; and Vice President for Telerep, a television and radio advertising sales representation firm, from 1987 to 1994. Mr. Hills received a B.A. in Communications from Bethany College and an M.S. in Communications from Boston University.

        Jonathan Hsu was promoted to Executive Vice President—Chief Financial Officer in January 2004 and was Senior Vice President—Corporate Development since March 2002 and Vice President—Corporate Development since joining in November 2001. Previously, he served as Vice President—Corporate Development of Real Media, Inc. since March 2000. From June 1998 to March 2000, Mr. Hsu was a senior associate in the Global Mergers and Acquisitions Group of JP Morgan Chase Securities. From September 1995 to June 1998, Mr. Hsu was a partner in American Lead Ventures. Mr. Hsu obtained a M.B.A. in Finance and Strategic Management from the Wharton School of Business and a B.A. in Economics from Harvard University.

        Keith Lambert served as CEO and co founder of Decide Interactive since its inception in 1999 in Australia, establishing the business as the leading technology provider to the search marketing industry worldwide. From 1998 to 1999, Mr. Lambert work in consulting positions for Internet-based companies including Top Jobs on the Net, Finance Asia and Australian Business Online. From 1996 to 1998, Mr. Lambert was General Manager of Market Realization for Yellow Pages.

        Jeff Marcus has served as our Chief Technical Officer since September 2004. From December 2000 to August 2004, Mr. Marcus served as Mirror Image Internet's Vice President, Operations and Streaming Media. Mr. Marcus served as Vice President, Global Networks of DoubleClick, Inc. from April 2000 to December 2000. From April 1995 to April 2000, Mr. Marcus held positions at KPMG, serving as Head of US National Networking and Telecommunications from 1995 to 1996 and as Senior

Manager, Head of International Networking from 1996 to 2000. He also previously held positions at Global Enterprise Services, Inc., the United Parcel Service and IBM. Mr. Marcus received a B.S. degree in Electrical Engineering from Polytechnic University.

        Mark E. Moran was promoted to Executive Vice President in March 2002 and was Senior Vice President, Secretary and General Counsel since April 1998. From June 1993 to April 1998, Mr. Moran was an associate attorney at the law firm of Proskauer Rose LLP. From April 1986 to May 1993, Mr. Moran was a financial analyst in the Securities Processing Division of The Bank of New York. Mr. Moran received a J.D. degree from Fordham Law School, a M.B.A. degree in Finance from Fordham Graduate School of Business, and a B.A. degree in Economics from The University of Virginia.

        Christopher J. Wagner has served as Chief Executive Officer of our subsidiary, Real Media Europe, since November 2001, and also served as this company's Director of Technology from January to November 2001 and Director of Business Development from May 2000 to January 2001. Prior to joining Real Media Europe, Mr. C. Wagner served as operations analyst of PSINet Europe, an internet services company, from 1998 to 2000. Mr. C. Wagner holds a J.D. degree from Stanford Law School, an M.P.A. with concentration in financial markets and analysis from Harvard University, and B.Mus. in music from Northwestern University, and is a member of the bars of New York and South Dakota.

        Douglas C. Wagner has served as President of our subsidiary, 24/7 Website Results, since we acquired it in August 2000, and as President of Website Results, Inc. from July 1999 to August 2000. From February 1998 to June of 1999, Mr. D. Wagner was President of Phoenix Financial, LLC, a financial services firm in Baltimore. From November of 1996 to January 1998, Mr. D. Wagner was a partner in an online website development and marketing business which later became Website Results, LLC. Mr. D. Wagner received a B.S. in Management and an M.B.A. in Marketing and Finance from The Pennsylvania State University.

COMPENSATION OF DIRECTORS

        Each director is paid a cash fee of $1,000 for each regularly scheduled meeting of the Board of Directors attended. All members of the Board of Directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to the 1998 stock incentive plan. In October 2001, each continuing director received a non-qualified option to purchase 10,000 shares of common stock at the fair market value on the date of grant, such option to vest in three equal annual installments; an identical grant has been made to each new director appointed since October 2001 and is expected to be made to each new director appointed in the future. On the date of each Annual Meeting of Stockholders, each director will also receive a non-qualified option to purchase 3,333 shares of common stock at the fair market value on the date of grant, prorated for directors who have served for less than one year since their initial grant.

EXECUTIVE EMPLOYMENT AGREEMENTS

        We have entered into employment agreements providing for annual compensation in excess of $100,000 with certain of our executive officers. The material terms of the employment agreements generally are as follows:

  •
  the employment term runs through December 31, 2004, except as stated below, and is automatically renewable for successive one-year terms unless either party gives written notice to the other at least one month prior to the expiration of the then employment term;

  •
  during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

  •
  any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) will be settled exclusively by arbitration;

  •
  we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay and bonus, plus continued medical benefits generally for a period equal to the severance period; and

  •
  if termination is the result of the executive's death or disability, we will pay to the executive or his estate an amount generally equal to six months' base salary at his then current rate of pay (reduced in the case of disability by his long-term disability policy payments).

Our employment agreement with David J. Moore provides for an annual base salary of $270,450 and a target bonus of $325,000 for 2004. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to his annual base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Jonathan Hsu provides for an annual base salary of $200,000 and a target bonus of $100,000 for 2004. If we terminate Mr. Hsu without cause, he is entitled to receive severance pay in an amount equal to six month's of his base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Mark E. Moran provides for an annual base salary of $185,658 and a target bonus of $100,000 for 2004. If we terminate Mr. Moran without cause, he is entitled to receive severance pay in an amount equal to 4.5 months of his base salary, plus three-eighths of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Christopher J. Wagner provides for an annual base salary of CHF 261,885 and a target bonus of CHF 125,000 for 2004. If we terminate Mr. C. Wagner without cause, he is entitled to receive severance pay in an amount equal to six months' base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Douglas C. Wagner provides for an annual base salary of $162,225 and a target bonus of $125,000 for 2004. If we terminate Mr. D. Wagner without cause, he is entitled to receive severance pay in an amount equal to six months' base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with David Hills provides for an annual base salary of $225,000 and a target bonus of $250,000 for 2004. If we terminate Mr. Hills without cause, he is entitled to receive severance pay in an amount equal to six month's base salary.

EXECUTIVE COMPENSATION

        The following table provides information about the compensation paid or payable by us for services rendered in all capacities to our Chief Executive Officer and each of our most highly paid executive officers who earned more than $100,000 per year, for each of the last three fiscal years in which such officers were executive officers for all or part of the year.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Annual Salary		Bonus		Other Compensation		Securities Underlying Options(#)	All Other Compensation
David J. Moore Chief Executive Officer(1)	2003 2002 2001	$ $ $	262,573 254,925 225,000	$ $ $	421,701 286,648 62,000	$ $ $	— 208,750 —	164,130 345,250 58,500	$ $ $	— — —
Norman M. Blashka Chief Financial Officer(2)	2003 2002 2001	$ $ $	210,000 200,000 33,333	$ $ $	164,994 157,203 —	$ $ $	— 81,250 —	97,647 177,750 —	$ $ $	— — 200,000(6)
Jonathan K. Hsu Chief Financial Officer(3)	2003 2002 2001	$ $ $	176,750 159,668 25,333	$ $ $	135,777 60,209 —	$ $ $	— — —	99,412 60,000 —	$ $ $	— — 95,000(6)
Mark E. Moran General Counsel(4)	2003 2002 2001	$ $ $	180,250 163,332 157,500	$ $ $	164,370 89,002 39,375	$ $ $	— 48,281 —	95,147 149,781 18,000	$ $ $	— — —
Christopher J. Wagner Chief Executive Officer—Europe(5)	2003 2002 2001	$ $ $	195,027 158,990 24,686	$ $ $	36,797 23,434 —	$ $ $	— — —	102,336 78,516 —	$ $ $	— — —

(1)
A portion of Mr. Moore's base salary and bonuses for 2001-2003 was paid in shares of our common stock.

(2)
Mr. Blashka joined us in November 2001; a portion of Mr. Blashka's 2002 and 2003 base salary and bonuses was paid in shares of our common stock; Mr. Blashka terminated his employment with us on January 9, 2004.

(3)
Mr. Hsu joined us in November 2001; a portion of Mr. Hsu's 2002 and 2003 base salary and bonuses was paid in shares of our common stock.

(4)
A portion of Mr. Moran's 2003 and 2002 base salary and bonuses was paid in shares of our common stock.

(5)
Mr. Wagner was named an executive officer in 2003; a portion of Mr. Wagner's 2002 and 2003 base salary was paid in shares of our common stock.

(6)
All other compensation represents bonuses paid to Mr. Blashka and Mr. Hsu for services rendered to Real Media in connection with our acquisition of Real Media in October 2001.

STOCK OPTIONS

        The following table contains information concerning the grant of options to each of our executive officers during the year ended December 31, 2003. We did not grant any stock appreciation rights in 2003.

OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2003

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year(2)
	# of Securities Underlying Options Granted(#)(1)
Name			Exercise Price ($/Share)	Expiration Date(3)
					5%	10%
David J. Moore	44,130	2.4	$1.05	3/19/13	$29,141	$73,848
	120,000	6.5	$1.15	1/13/13	$86,787	$219,936

Total	164,130	8.9%			$115,928	$293,784
Norman M. Blashka	17,647	0.9	$1.05	3/19/13	$11,653	$29,531
	80,000	4.3	$1.15	1/13/13	$57,858	$146,624

Total	97,647	5.2%			$69,511	$176,155
Jonathan K. Hsu	29,412	1.6	$1.05	3/19/13	$19,422	$49,219
	70,000	3.8	$1.15	1/13/13	$50,626	$128,296

Total	99,412	5.4%			$70,048	$177,515
Mark E. Moran	15,147	0.8	$1.05	3/19/13	$10,002	$25,347
	80,000	4.3	$1.15	1/13/13	$57,858	$146,624

Total	95,147	5.1%			$67,860	$171,971
Christopher J. Wagner	22,336	1.2	$1.05	3/19/13	$14,749	$37,378
	80,000	4.3	$1.15	1/13/13	$57,858	$146,624

Total	102,336	5.5%			$72,607	$184,002

(1)
All options were granted pursuant to the 1998 or 2002 Stock Incentive Plans.

(2)
The total number of options granted to directors and employees in 2003 was 1,858,176.

(3)
Each option may be subject to earlier termination if the officer's employment with us is terminated.

(4)
The dollar gains under these columns result from calculations assuming 5% and 10% hypothetical growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation, if any, of our common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.

        The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended December 31, 2003 and the value of outstanding and unexercised options held as of December 31, 2003. There were no stock appreciation rights exercised during 2003 and none were outstanding as of December 31, 2003.

AGGREGATED OPTION EXERCISES DURING YEAR ENDED
DECEMBER 31, 2002 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options At December 31, 2003		Value of Unexercised In-the-Money Options At December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexecisable
David J. Moore	—	—	506,250	86,630	$2,465,228	$485,210
Norman M. Blashka	150,000	$141,900	199,416	45,981	$1,118,949	$256,957
Jonathan K. Hsu	—	—	111,875	47,537	$618,906	$266,770
Mark E. Moran	—	—	239,412	44,766	$1,144,110	$249,968
Christopher J. Wagner	—	—	90,399	90,451	$501,716	$504,239

(1)
Based on the closing market price of the common stock as reported by Nasdaq on December 31, 2003 of $6.70 per share.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. In mid-2003, the Securities and Exchange Commission amended its rules to require that substantially all Section 16 reports be filed within two days of a reportable event, and that all filings be effected through the Commission's EDGAR filing system. Based on materials provided to us, all such required reports were filed on a timely basis in 2003 except that a Form 4 was filed late for each of David J. Moore, Christopher J. Wagner, Douglas Wagner, Tony Schmitz, Joseph W. Waechter and Valentine Zammit in connection with their purchases of our Series C Preferred Stock. Such filings were delayed in large part due to inability to obtain EDGAR identification codes for the filers on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of August 31, 2004, by: (i) each person who we know to own beneficially more than 5% of the common stock; (ii) each of our current directors and executive officers; and (iii) our current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage(1)
David J. Moore(2)	1,249,117	3.2%
Robert J. Perkins(3)	13,333	*
Arnie Semsky(4)	18,022	*
Joseph W. Waechter(5)	6,448,489	16.7%
Moritz F. Wuttke(6)	9,999	*
Valentine J. Zammit(7)	105,576	*
David B. Hills(8)	35,333	*
Jonathan K. Hsu(9)	141,319	*
Mark E. Moran(10)	319,738	*
Tony Schmitz(11)	53,917	*
Christopher J. Wagner(12)	173,596	*
Douglas C. Wagner(13)	67,430	*
All current directors and officers as a group (12 persons)(14)	8,635,870	21.4%
Beneficial Holders of 5% or more
Sunra Capital Holdings Limited(15)	5954243	15.4%
PubliGroupe USA Holding, Inc.(16)	2,509,104	6.5%
Riverview Group LLC(17)	2,074,860	5.4%

*
Represents less than 1% of the outstanding common stock.

(1)
Percentage is based on total outstanding shares of common stock of 38,644,355 as of August 31, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options or warrants that are exercisable within 60 days of September 10, 2004 and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address for each of the persons listed above, unless otherwise specified below, is c/o 24/7 Real Media, Inc., 1250 Broadway, New York, NY 10001.

(2)
Includes (i) 42,293 shares of common stock held by a family trust and other trusts held for the benefit of family members, beneficial ownership of which is disclaimed by Mr. Moore; Mr. Moore's wife is the co-trustee of each such trust; (ii) 206,971 shares of common stock issuable upon conversion of shares of Series C Preferred Stock; (iii) 20,697 shares of common stock issuable upon exercise of warrants; and (vi) vested options to purchase 583,885 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 129,001 shares of common stock not exercisable within 60 days of September 10, 2004. The number of shares of common stock issuable upon conversion of shares of Series C Preferred Stock and upon exercise of such warrants are subject to anti-dilution adjustments.

(3)
Includes vested options to purchase 13,333 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 3,335 shares of common stock not exercisable within 60 days of September 10, 2004.

(4)
Includes vested options to purchase 18,002 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 3,335 shares of common stock not exercisable within 60 days of September 10, 2004.

(5)
Includes (i) 5,954,243 shares of common stock held by Sunra Capital Holdings Limited ("Sunra"); (ii) 480,695 shares of common stock held by the Joseph W. Waechter and Anita A. Waechter Revocable Trust dated June 10, 1998. Includes vested options to purchase 8,333 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 5,835 shares of common stock not exercisable within 60 days of September 10, 2004. As a result of an agreement between us and Sunra entered into to assure compliance with Nasdaq's voting rights requirements set forth in Nasdaq Marketplace Rule 4351, 172,528 of the shares held by Sunra will be voted by us on all matters presented to the stockholders in the same proportion as all other shares of common stock voted on the matter. Mr. Waechter is also (i) a director and the President of Sunra, (ii) the sole member and manager of California Pacific Capital LLC ("CPC"), which holds sole voting and dispositive power over our shares held by Sunra pursuant to a Management Agreement between Sunra and CPC, and (iii) a trustee of the Waechter Trust.

(6)
Includes vested options to purchase 9,999 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 6,669 shares of common stock not exercisable within 60 days of September 10, 2004. Mr. Wuttke is an officer of PubliGroupe, SA, the parent company of PubliGroupe USA Holding, Inc. Mr. Wuttke disclaims beneficial ownership over shares held by PubliGroupe USA Holding, Inc.

(7)
Includes (i) 82,788 shares of common stock issuable upon conversion of shares of Series C Preferred Stock; (ii) 8,279 shares of common stock issuable upon exercise of warrants; and (iii) vested options to purchase 4,074 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 8,149 shares of common stock not exercisable within 60 days of September 10, 2004. The number of shares of common stock issuable upon conversion of shares of Series C Preferred Stock and upon exercise of such warrants are subject to anti-dilution adjustments.

(8)
Includes (i) 12,000 shares of restricted stock granted pursuant to the 2002 Stock Incentive Plan that are subject to forfeiture under the terms of the grant; and (ii) vested options to purchase 23,333 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 76,668 shares of common stock not exercisable within 60 days of September 10, 2004.

(9)
Includes vested options to purchase 119,412 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 80,001 shares of common stock not exercisable within 60 days of September 10, 2004.

(10)
Includes vested options to purchase 272,609 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 91,574 shares of common stock not exercisable within 60 days of September 10, 2004.

(11)
Includes (i) 8,279 shares of common stock issuable upon conversion of shares of Series C Preferred Stock; (ii) 828 shares of common stock issuable upon exercise of warrants; and (iii) vested options to purchase 36,750 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 133,335 shares of common stock not exercisable within 60 days of September 10, 2004. The number of shares of common stock issuable upon conversion of shares of Series C Preferred Stock and upon exercise of such warrants are subject to anti-dilution adjustments.

(12)
Includes (i) 16,558 shares of common stock issuable upon conversion of shares of Series C Preferred Stock; (ii) 1,656 shares of common stock issuable upon exercise of warrants; and (iii) vested options to purchase 146,286 shares of common stock exercisable within 60 days of

  September 10, 2004. Excludes unvested options to purchase 114,566 shares of common stock not exercisable within 60 days of September 10, 2004. The number of shares of common stock issuable upon conversion of shares of Series C Preferred Stock and upon exercise of such warrants is subject to anti-dilution adjustments.

(13)
Includes vested options to purchase 60,819 shares of common stock exercisable within 60 days of September 10, 2004. Excludes unvested options to purchase 50,001 shares of common stock not exercisable within 60 days of September 10, 2004.

(14)
Includes or excludes, as the case may be, shares as described in the above footnotes.

(15)
The address of Sunra is c/o California Pacific Capital LLC, 50 California Street, Suite 1500, San Francisco, CA 94111. As a result of an agreement between us and Sunra entered into to assure compliance with Nasdaq's voting rights requirements set forth in Nasdaq Marketplace Rule 4351, 172,528 of the shares held by Sunra will be voted by us on all matters presented to the stockholders in the same proportion as all other shares of common stock voted on all matters.

(16)
The address of PubliGroupe USA Holding, Inc. is 1100 Santa Monica Blvd, Suite 550, Los Angeles, CA, 90025. Pursuant to a Lock-Up and Standstill Agreement dated October 31, 2001, PubliGroupe USA Holding has agreed: (i) through October 2004, without the consent of the Company, not to acquire additional shares of our common stock or take any corporate action inconsistent with the recommendations of the Board of Directors of the Company, and (ii) through October 2006, to vote its shares at any stockholder meeting in the manner recommended by our Board of Directors, as reflected in our proxy statement.

(17)
The address of Riverview Group LLC is c/o Millennium Management, LLC, 666 Fifth Avenue, New York, NY 10103. Includes (i) 1,714,286 shares of common stock issuable upon conversion of our 2% subordinated convertible debentures; (ii) 360,564 shares of common stock issuable upon exercise of warrants; and (iii) ten shares of common stock held by Millenco, LP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        Tony Schmitz, a member of our Board of Directors, was an employee of the Company through September 2004 and has entered into an agreement to serve as a consultant for us on a month-to-month basis for a fee of $10,000 per month.

        With the acquisition of Real Media, Inc. in October 2001, we assumed a note payable of $4.5 million payable to PubliGroupe USA Holding, Inc., who as a result of the merger is a significant shareholder. Mr. Wuttke, a member of our board of directors, is an officer of PubliGroupe SA, the parent company of PubliGroupe USA Holding, Inc. Principal and interest at 4.5% were due on October 30, 2006. In addition, in accordance with the Real Media purchase agreement, in January 2002, we received cash of $1.5 million and signed a promissory note in favor of PubliGroupe bearing interest at 6%, with interest and principal due in January 2005, and on May 13, 2002, we received another $1.5 million in exchange for a 6% three-year promissory note in favor of PubliGroupe with interest and principal due in May 2005. The three promissory notes were settled in the second quarter of 2003.

        In 2003, the Company paid a total of $109,942 to the law firm of Moran & d'Arcambal for legal services, and is continuing to utilize Moran & d'Arcambal for legal services in 2004. Two immediate family members of Mark E. Moran, our Executive Vice President and General Counsel, have a material interest in the law firm of Moran & d'Arcambal.

        During 2003 and 2002, there were no other transactions or series of transactions that we were or are a party to in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

CODE OF ETHICS

        We have adopted a statement of business conduct and code of ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer and controller. The code was authorized by the board of directors. This statement and code is posted on our website http://www.247realmedia.com.

STOCKHOLDER COMMUNICATIONS

        Our Board of Directors has determined that, in order to facilitate communications with the Board of Directors, or any individual members or any Committees of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chair persons of any Committee of the Board of Directors, as appropriate and as directed in the communication, unless the communication is unduly hostile, threatening or illegal.

STOCKHOLDER NOMINATIONS

        Our Bylaws provide that nominations for the election of directors may be made at the Annual Meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.

BOARD INDEPENDENCE

        No director will be deemed to be independent unless the board of directors affirmatively determines that the director has no material relationship with our company, directly or as an officer, stockholder or partner of an organization that has such a relationship. The board of directors observes all criteria for independence established by the National Association of Securities Dealers, Inc. ("NASD"). In its annual review of director independence, the board of directors has determined that a majority of all of the directors of our company may be classified as "independent" within the meaning of Rule 4200 of the NASD Marketplace Rules. Each of Mr. Perkins, Mr. Semsky, Mr. Waechter, Mr. Wuttke and Mr. Zammit is an "independent director" as defined in Rule 4200, while Mr. Moore and Mr. Schmitz are not considered independent directors.

MEETINGS OF THE BOARD OF DIRECTORS

        Our board of directors held eight meetings during the year ended December 31, 2003. During the year ended December 31, 2003, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of all committees of the board on which such directors served. The non-employee directors meet periodically without Mr. Moore present. We hold our annual meeting in conjunction with a regularly scheduled Board Meeting to facilitate the attendance of or directors at the Annual Meeting. All of our directors attended last year's annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

        We maintain the following committees established by the board of directors: the Compensation Committee and the Audit Committee. Both committees are comprised entirely of directors who may be classified as "independent" within the meaning of Rule 4200 of the NASD Marketplace Rules. The Audit Committee acts pursuant to a separate written charter, which has been adopted and approved by the Board of Directors on February 24, 2004. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

THE AUDIT COMMITTEE

        The members of our Audit Committee are Mr. Zammit (Chair), Mr. Perkins and Mr. Waechter. The Audit Committee selects and engages our independent auditors, reviews and evaluates our audit and control functions, reviews the results and scope of the audit and other services provided by our independent auditors, and performs such other duties as may from time to time be determined by the Board of Directors. The Board of Directors has determined that Mr. Zammit and Mr. Waechter are each an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. Each of Mr. Zammit, Mr. Perkins and Mr. Waechter is an "independent director" as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Audit Committee held four meetings during the year ended December 31, 2003.

THE COMPENSATION COMMITTEE

        The Compensation Committee, composed of Mr. Semsky, Mr. Waechter and Mr. Wuttke (Chair), directors who qualify as outside directors under Section 162(m) of the Code and as non-employee directors under Rule 16b-3(c) of the Exchange Act, annually approves the salaries and other benefits of our executive officers, including the Chief Executive Officer, and administers any of our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. It also administers any of our stock-based incentive plans, including the 1998 and 2002 Stock Incentive Plans and is responsible for granting any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. Furthermore, the compensation committee consults with our management regarding pension and other benefit plans, and compensation policies and our practices. The Compensation Committee held four meetings during the year ended December 31, 2003

NO NOMINATING COMMITTEE

        Our Company does not have a nominating committee. Nominations for each year are determined by the entire Board, which is comprised almost entirely of independent directors. The Board's process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Nominations." In considering and evaluating such stockholder proposals that have been properly submitted, the Board will apply substantially the same criteria that the Board believes must be met by a Board-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the Board's slate of nominees in our proxy statement.

        In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Board by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a "Qualified Stockholder Proposal"). If the Board Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provisions referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Board chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders' general nomination rights in any way.

        In evaluating director nominees, the Board currently considers the following factors:

          our needs with respect to the particular talents and experience of our directors;

          the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

          familiarity with our business and businesses similar to ours;

          experience with accounting rules and practices and corporate governance principles; and

          such other factors as the Board deems are in our best interests and the best interests of our stockholders.

        The Board identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria. The Board may also utilize the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Messrs. Semsky, Waechter and Wuttke, the current members of the compensation committee, is an independent, outside director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The compensation committee determines our executive compensation policies. The compensation committee determines the compensation of our executive officers and approves and oversees the administration of our incentive compensation programs for all employees, including executive officers. The compensation committee has reviewed and is in accord with the compensation paid to our executive officers in 2003.

COMPENSATION POLICIES AND PROGRAMS

        Our compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to our performance. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit and individual goals. Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

        The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

        Executive and employee compensation includes salary, employment-related benefits and long-term incentive compensation:

        SALARY.    Salaries are set competitively relative to comparable positions within and outside the Internet advertising industry. An individual's experience and performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

        BENEFITS.    All employees are eligible for similar benefits, such as health and life insurance.

        LONG-TERM INCENTIVE COMPENSATION.    An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with us.

        CHIEF EXECUTIVE OFFICER.    Mr. Moore's base salary for 2004 was set in accordance with his employment agreement and the amount of his annual incentive award for 2003 was based on the philosophy and programs described above. The fiscal 2003 annual incentive award principally reflected the achievement of a number of our company's 2003 business objectives and also included the compensation committee's subjective evaluation of Mr. Moore's performance during 2003.

        POLICY WITH RESPECT TO COMPENSATION DEDUCTIBILITY.    Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of us and our stockholders. However, we reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate.

                      Members of the compensation committee:

                      Arnie Semsky
                      Moritz Wuttke, Chair
                      Joseph Waechter

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Board of Directors submits the following report:

        The audit committee of the board of directors was comprised of three directors in 2003 who were and continue to be independent directors. In accordance with its written charter, which was approved by the board of directors on February 24, 2004 and is attached to this Proxy Statement as Appendix A, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. In addition, the audit committee recommends to the full board the selection of our independent auditors.

        Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Goldstein Golub Kessler LLP, our independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flows under accounting principles generally accepted in the United States. The audit committee has reviewed our audited consolidated financial statements for the year ended December 31, 2003 and discussed them with both management and Goldstein Golub Kessler LLP. Based upon this review, the audit committee recommended to the full board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

        The audit committee has also discussed with Goldstein Golub Kessler LLP the matters required to be discussed by generally accepted auditing standards, including the matters to be discussed under SAS 61.

        The audit committee has discussed with Goldstein Golub Kessler LLP the matters required to be discussed and required by Independence Standards Board Standard No. 1 and has discussed with Goldstein Golub Kessler LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by Goldstein Golub Kessler LLP is compatible with maintaining Goldstein Golub Kessler's independence.

                      Members of the audit committee:

                      Val Zammit, Chair
                      Robert Perkins
                      Joseph Waechter

AUDIT AND RELATED FEES

        The following table is a summary of the fees billed to us by Goldstein Golub Kessler LLP for professional services rendered for the fiscal years ended December 31, 2003 and 2002 and by KPMG LLP for professional services rendered for the fiscal year ended December 31, 2002:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
Audit Fees	$382,227	$489,000
Audit Related Fees	198,293	40,500
Tax Fees	—	—
All Other Fees	2,338	52,700

Total Fees	$582,858	$582,200

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Goldstein Golub Kessler LLP and KPMG LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

        All Other Fees.    Consists of fees for products and services other than the services reported above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

        No audit-related fees, tax fees, and all other fees were approved by our Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        As of January 29, 2003, the Registrant dismissed KPMG LLP ("KPMG") as its independent public accountants and appointed Goldstein Golub Kessler LLP as its new independent public accountants effective as of that same date

        The audit reports issued by KPMG on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2002 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified, as to uncertainty, audit scope or accounting principles, except as follows:

        KPMG's report, dated March 29, 2002, except for footnotes 3 and 4(b), which are as of October 15, 2002, contains two explanatory paragraphs. This report appears in the Form 8-K/A of 24/7 Real Media, Inc. dated December 19, 2002. The first explanatory paragraph states that the Company has suffered recurring losses from operations since inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The second explanatory paragraph states that the Company revised the consolidated financial statements and footnotes to reflect the sale of its IMAKE subsidiary as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        During the two most recent fiscal years ended December 31, 2002 and December 31, 2001, and the subsequent interim period from January 1, 2003 through dismissal of KPMG on January 29, 2003, there have been no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter thereof in its report on the Registrant's consolidated financial statements for such periods.

        During the two most recent fiscal years and through January 29, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Registrant requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

        The Registrant appointed Goldstein Golub Kessler LLP ("GGK") as its new independent public accountants effective January 29, 2003. The selection of GGK was approved by the Audit Committee of the Board of Directors of the Registrant on January 14, 2003 subject to agreement on the terms of the engagement, which action was completed on January 29, 2003. During the fiscal years ended December 31, 2001 and December 31, 2000 and through January 29, 2003, the Registrant had not consulted with GGK regarding any matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The audit reports issued by GGK, dated February 20, 2004, on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2003 and December 31, 2003, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified, as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years there were no reportable events as defined in Item304(a)(1)(v) of Regulation S-K.

        The registrant requested GGK to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

        The Audit Committee has determined that the provision of services rendered above for "All Other Fees" is compatible with maintaining GGK's independence.

        GGK has a continuing relationship with American Express Tax and Business Services Inc. (TBS) from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

PERFORMANCE GRAPH

        Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our Common Stock from August 13, 1998 (the date of our initial public offering) to December 31, 2003, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by the share price at the beginning of the measurement period. The cumulative total return on our common stock is compared with the Nasdaq Stock Market (U.S.) Index and a self-constructed peer group index.

COMPARISON OF CUMULATIVE TOTAL RETURNS*
AMONG 24/7 REAL MEDIA, INC., THE NASDAQ STOCK MARKET
INDEX AND A PEER GROUP

350
300
250
200
150
100
50
0
Aug 13 1998
Dec 31 1998
Dec 31 1999
Dec 31 2000
Dec 31 2001
Dec 31 2002
Dec 31 2003
24/7 Real Media, Inc.
Peer Group
Nasdaq Comp Index

        Peer Group is comprised of ValueClick, DoubleClick, Inc., Aquantive, Max Worldwide and Engage.

        Assumes $100 invested on 8/13/98.

        The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

PROPOSAL TWO

PROPOSAL FOR THE AMENDMENT OF THE
2002 STOCK INCENTIVE PLAN

        The stockholders of 24/7 Real Media are asked to approve amendments to our 2002 Stock Incentive Plan. The amendments will:

  (i)
  increase the aggregate number of shares of Common Stock subject to awards under the Plan by 4,000,000 shares; and

  (ii)
  increase the maximum number of options that may granted to an individual in any one year from 120,000 to 500,000.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present and entitled to vote at the annual meeting is required to approve the amendments to the Plan.

        OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN.

        BACKGROUND OF THE PROPOSAL TO AMEND THE 2002 STOCK INCENTIVE PLAN.    The Plan was adopted by the Board of Directors and the stockholders on September 10, 2002. The Plan was established for the benefit of our stockholders by enabling us (i) to offer stock based incentives to our employees, our affiliates and our consultants, thereby creating a means to raise the level of ownership in our common stock by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders and (ii) to grant nondiscretionary, nonqualified stock options to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and stockholders. The proposed increase in number of shares subject to awards under the Plan, as well as the proposed increase in the number of incentives that may be granted to any individual in any one year, will assure that a sufficient awards are available under the Plan to attract and retain the services of qualified employees, which is essential to our long-term growth and success. Our Board has approved and recommends the approval of the amendments to the Plan.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present and entitled to vote at the annual meeting is required to approve the amendment to the 2002 Stock Incentive Plan.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN.

        The following description of the 2002 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2002 Stock Incentive Plan, a copy of which may be obtained upon written request to the Company at the Company's principal business address.

        ADMINISTRATION.    The incentive plans are administered by the compensation committee of our Board of Directors, except that with respect to awards to non-employee directors, the 2002 Stock Incentive Plan will be administered by the Board of Directors. Additionally, if no compensation committee exists which has the authority to administer the 2002 Stock Incentive Plan, the functions of the compensation committee will be performed by the Board of Directors. The compensation committee has full authority and discretion, subject to the terms of the incentive plans, to determine who is eligible to receive awards and the amount and type of awards. Terms and conditions of awards are set forth in written grant agreements. No option may have an exercise price less than the fair market value of the common stock at the time of original grant (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of fair market value). Awards under the incentive plans may not be made on or after the tenth anniversary of the date of its adoption, but awards granted prior to such date may extend beyond that date. All options granted under the incentive plans expire no more than ten years from the date of grant; however, under the proposed amendment, certain options granted to employees in Europe will expire 11 years from the date of grant if necessary, in the opinion of the Company's tax advisors, to avoid onerous tax implications for the Company or grant recipient.

        ELIGIBILITY AND TYPES OF AWARDS.    All of our employees and consultants (totaling approximately 300 people, are eligible to be granted nonqualified stock options, stock appreciation rights and restricted stock. In addition, our employees and employees of our affiliates that qualify as subsidiaries (within the meaning of Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the 2002 Stock Incentive Plan. Our non-employee directors are eligible to receive non-discretionary grants of nonqualified stock options and to receive grants of common stock for each meeting of the Board of Directors or a committee of the Board attended.

        AVAILABLE SHARES.    Currently, a maximum of 5,200,000 shares of common stock may be issued pursuant to the 2002 Stock Incentive Plan. The maximum number of incentives that may be granted to any individual from the plan for each fiscal year during the term of the incentive plans is 120,000, although approval of this amendment would increase this number to 500,000. In general, upon the cancellation or expiration of an award, the unissued shares of common stock subject to such awards will again be available for awards under the incentive plans. The number of shares of common stock available for the grant of awards and the exercise price of an award may be adjusted to reflect any change in our capital structure or business by reason of certain corporate transactions or events. The 2002 Plan allows for an automatic increase in the shares available for issuance thereunder on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year, not to exceed 600,000 shares in any given year.

        In general, if stock options or stock appreciation rights are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options or stock appreciation right will again be available for the grant of awards under the 2002 Stock Incentive Plan. In addition, if shares of common stock are exchanged by a participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a stock option or the number shares of common stock otherwise deliverable has been reduced for withholding, the shares exchanged or reduced will again be available for purposes of granting awards under the 2002 Stock Incentive Plan, except with respect to awards of incentive stock options.

        AMENDMENT AND TERMINATION.    Notwithstanding any other provision of the 2002 Stock Incentive Plan, the Board of Directors may at any time amend any or all of the provisions of the 2002 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2002 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant approval of our stockholders in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Internal Revenue Code, or to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code, no amendment may be made which would: (i) increase the aggregate number of shares of common stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) change rights under the 2002 Stock Incentive Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the 2002 Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Internal Revenue Code or, to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code.

        AWARDS UNDER THE 2002 STOCK INCENTIVE PLAN.    The following types of awards are available under the 2002 Stock Incentive Plan:

        STOCK OPTIONS.    Under the incentive plans, the compensation committee may grant options to purchase shares of common stock. Options may be incentive stock options or non-qualified stock options. The compensation committee will determine the number of shares subject to the option, the term of the option, the exercise price per share, the vesting schedule, and the other material terms of the option.

        STOCK APPRECIATION RIGHTS.    The compensation committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR"), or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or common stock, as the compensation committee may determine, equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR.

        RESTRICTED STOCK.    The 2002 incentive plan authorizes the compensation committee to award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder, unless otherwise specified by the compensation committee at the time of grant, subject to the conditions and restrictions generally applicable to restricted stock.

        CHANGE IN CONTROL.    Unless otherwise determined by the compensation committee of the Board of Directors at the time of grant, in the event that we merge with another company, upon the sale of substantially all of our assets or securities representing 40% or more of the total combined voting power of our then outstanding securities, or upon changes in membership of the Board of Directors during any two-year period, then: each option will be fully vested and immediately exercisable, or each option may be repurchased by us for an amount of cash equal to the excess of the change of control price (as defined in the incentive plans) over the exercise price; and the restrictions on shares of restricted stock shall lapse as if the applicable restriction period had ended.

        NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS.    The 2002 Stock Incentive Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board of Directors or the stockholders, as follows: (i) options to purchase 10,000 shares of common stock will be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board of Directors; and (ii) options to purchase 3,333 shares of common stock (or a pro rata portion for less than a full year of service) will be granted to each non-employee director upon the date of each annual meeting of stockholders. The exercise price per share of options will be the fair market value of the common stock at the time of grant or the par value of the common stock, whichever is greater. The term of each such option will be 10 years. Options granted to non-employee directors pursuant to an initial grant will vest and become exercisable at the rate of 33.3% of the options granted, as of each anniversary of the date of grant. Options granted pursuant to an annual grant will become vested in full on the date of the third anniversary of the date of the grant, provided that the non-employer director is a director on the Board of Directors on that date. All options granted to non-employee directors and not previously exercisable will become fully exercisable immediately upon a change in control.

        MISCELLANEOUS.    Awards granted under the 2002 Stock Incentive Plan are generally nontransferable, except that the compensation committee may provide for the transferability of nonqualified stock options (other than those granted to non-employee directors) at the time of grant or thereafter. Stock options granted to non-employee directors are transferable solely to such non-employee director's principal employer (other than us or our affiliate if the director should become employed by us or our affiliate) at the time of grant if the terms of such non-employee director's employment so require.

        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.    The rules concerning the Federal income tax consequences with respect to options granted and to be granted pursuant to the 2002 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the Federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        INCENTIVE STOCK OPTIONS.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and we will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company. Capital gains rates may be reduced in the case of a longer holding period.

        If the recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        NONQUALIFIED STOCK OPTIONS.     A recipient will not realize any taxable income upon the grant of a nonqualified stock option and we will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

        ALL OPTIONS.    With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonqualified stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.

        In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2002 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

        The 2002 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2002 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

        FUTURE PLAN AWARDS.    Because future awards under the 2002 Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by prospective key employees and officers of, advisors and independent consultants to, the Company or its affiliates, and directors who are neither officers nor employees of the Company or its affiliates and their potential contributions to the success of the Company, actual awards cannot be determined at this time.

EXISTING STOCK OPTION PLANS

        The Company has previously adopted its 1998 Stock Incentive Plan, its 2001 Non-officers Stock Incentive Plan and its 2002 Stock Incentive Plan. The 1998 Stock Incentive Plan, 2001 Non-officers Stock Incentive Plan and 2002 Stock Incentive Plan are substantially similar. Below is a table showing the number of incentives that have been authorized under each of these Plans, the number of options outstanding and their weighted average exercise price (only with respect to the stock incentive plans, as the equity compensation plans provide only for grants of shares of stock, and the number of options that remain available for grant:

Name of Plan	Securities to be Issued upon Exercise of Outstanding Incentives	Weighted Average Exercise Price	Incentives Available for Grant
1998 Stock Incentive Plan	980,377	$15.64	305,931
2001 Non-Officers Stock Incentive Plan	330,030	$1.44	68,432
2002 Stock Incentive Plan	3,399,321	$4.19	596,012

Total	4,709,728		970,375

PROPOSAL THREE:

INDEPENDENT AUDITORS

        The Board of Directors has appointed Goldstein Golub Kessler LLP, independent certified public accountants, to audit our consolidated financial statements for the current year. The affirmative vote of a majority of the shares present and eligible to vote at the Annual Meeting is required for the ratification of the Board of Directors' selection of Goldstein Golub Kessler LLP as our independent certified public accountants for the fiscal year ending December 31, 2004. Representatives of Goldstein Golub Kessler LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, you may present proper proposals for inclusion in the proxy materials for the 2005 annual meeting, by submitting such proposals in writing to be received by our Secretary at 1250 Broadway, New York, New York 10001 on or before September 1, 2005. However, if we decide to change the date of the 2005 annual meeting more than 30 days from October 26, 2005, we will provide you with reasonable time before we begin to print and mail our proxy materials for the 2005 annual meeting in order to allow you an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals. In addition, under the Company's bylaws, any proposal for consideration at the 2005 annual meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on July 28, 2005 and the close of business on September 1, 2005, and is otherwise in compliance with the requirements set forth in the Company's bylaws. If you do not comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        Only one copy of this Proxy Statement and the Annual Report is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

        We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the Proxy Statement and Annual Report who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (212) 231-7100 or by mail to 24/7 Real Media, Inc., 1250 Broadway, 28th Floor, New York, New York 10001.

OTHER MATTERS

        We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        Our company has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on our Internet web site at www.247realmedia.com or in writing or by telephone from us at the following address:

24/7 Real Media, Inc. 1250 Broadway New York, New York 10001 (212) 231-7100 Attention: Investor Relations

        The exhibits to the Form 10-K are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by October 15, 2004 to receive them before the annual meeting.

By order of the board of directors,

David J. Moore Chairman and Chief Executive Officer

September 21, 2004

        STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

        NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

24/7 REAL MEDIA, INC.
Board of Directors
Audit Committee Charter

Adopted by the Board on February 24, 2004

I.     Mission of the Committee

        The audit committee (the "Committee") of the board of directors (the "Board") of 24/7 Real Media, Inc. (the "Company") assists the Board in fulfilling certain of its responsibilities to relevant constituencies, including the Company's stockholders. The Committee is responsible for selecting the Company's auditors and overseeing the Company's internal controls, the quality and integrity of the Company's quarterly and annual financial reports, and the audit of the Company's financial statements, and performs such other duties as set forth in this charter and as required under applicable laws, rules and regulations governing the responsibilities of audit committees. The Committee has all of the power and authority of the Board within the scope of this Charter and subject to the ultimate power and authority of the Board over the Committee. The Committee maintains free and open communication among the Board, auditors, the Company's Chief Financial Officer and the financial management of the Company.

II.    Organization of the Committee

A.
The Committee shall consist of such number of members as the Board shall determine from time to time, but in no event less than three members. The Board shall designate one member of the Committee to be the Chairperson. Each member of the Committee must, notwithstanding anything in the Company's by-laws to the contrary, be a member of the Board, and must be independent. In order for a member to be independent, he or she (i) may not be an officer or employee of the Company or its subsidiaries, (ii) must be free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, (iii) other than in his or her capacity as a member of the Committee, the Board, or any other Board committee, (a) does not accept directly or indirectly (within the meaning of Rule 10A-3(8) of the Securities and Exchange Act of 1934, as amended (the "Act")) any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company(1), and (b) is not an affiliate of the Company or any parent or subsidiary of the Company, (iv) must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (v) is not otherwise excluded from being considered independent under applicable laws, rules and regulations defining independence as they currently exist and as they may be amended from time to time.

1
Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service.

B.
Each member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or, if and so long as permitted under the Nasdaq rules and other applicable laws, rules and regulations, will become able to do so within a reasonable period of time after his or her appointment to the Committee. Committee members shall have such other qualifications as the Board may from time to time deem appropriate in light of the mission of the Committee.

C.
At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. This member must have all of the following attributes: (i) an understanding of GAAP and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparably to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of audit committee functions. This member must have acquired such attributes through: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

D.
Notwithstanding anything to the contrary in this Charter, one director who (i) is not independent as defined in the Nasdaq rules, (ii) other than in his or her capacity as a member of the Committee, the Board, or any other Board committee, (a) does not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, and (b) is not an affiliate of the Company or any parent or subsidiary of the Company, and (iii) is not a current officer of employee or a family member (as defined under the Nasdaq rules, or any other applicable law, rule or regulation as the same may be amended from time to time) of such officer or employee, may be appointed to the Committee upon the determination of the Board and under exceptional and limited circumstances if the membership on the Committee by that director is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company's next annual proxy statement the nature of that director's relationship with the Company and the reasons for that determination. However, a member appointed under this exception may not serve longer than two years and may not chair the Committee.

E.
If the Company fails to comply with the Committee composition requirements under applicable Securities and Exchange Commission (the "SEC") and Nasdaq rules and regulations, the Company shall have an opportunity to cure such defect as provided under such applicable rules and regulations.

F.
The Corporate Secretary, any Assistant Secretary or a delegate shall record and keep minutes of all Committee meetings.

G.
A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

III.  Duties and Responsibilities of the Committee

        In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and stockholders that the Company's accounting and reporting practices are in accordance with all necessary requirements and are of the highest quality. In carrying out its responsibilities, the Committee shall:

A.
hold and make the auditor ultimately accountable to the Board and the Committee, and take ultimate authority and responsibility for selecting, evaluating and, where appropriate, replacing the auditors, or nominating the auditors to be proposed for stockholder approval in any proxy statement.

2

B.
be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

C.
oversee the Company's accounting and financial reporting processes, internal accounting controls, compliance with relevant corporate financial policies and procedures, and the audits of the financial statements of the Company.

D.
pre-approve all audit services and permissible non-audit services. Approval by the Committee of non-audit services to be performed by the auditor shall be disclosed to investors in the Company's periodic reports filed under Section 13(a) of the Act, including Forms 10-Q and 10-K. The Committee may delegate to one or more members of the Committee who are independent directors, the authority to grant pre-approvals. The decision of any such member to pre-approve an activity must be presented to the full Committee at each of its scheduled meetings.

E.
ensure its receipt from the auditor of a formal written statement delineating all of the relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. Upon review of such statement, the Committee must actively engage in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditor.

F.
review, prior to filing, all annual reports on Form 10-K and all quarterly reports on Form 10-Q, to be filed with the SEC. Discuss with management and the auditors, where practicable, prior to filing, the financial statements (including the notes thereto) and the disclosures under "Management's Discussion and Analysis o£ Financial Condition and Results of Operations".

G.
review the Company's regular and special earnings releases and consider whether they are clear and understandable and fully disclose all information that is relevant to investors in forming a full and accurate picture of the Company's financial condition and prospects.

H.
prepare the report required by the SEC to be included in the Company's annual proxy statement and any other reports of the Committee required by applicable securities laws or stock exchange listing requirements or rules.

I.
meet at least four times annually with the auditor and financial management of the Company in order to review the annual audit plan, the annual audit results (including any comments or recommendations of the auditors, as well as management's response thereto), the status of prior recommendations of the auditors, the quarterly unaudited results, and such other matters as may be appropriate for Committee consideration, and shall hold such additional meetings as the Chair of the Committee deems necessary. The Committee shall also consider and review with the auditors the nature and resolution of any significant or unusual accounting matters that face the Company.

J.
review with management and the auditors, at least annually, (i) all critical accounting policies and practices, (ii) all significant accounting estimates, (iii) all significant off balance sheet financing arrangements and their effect on the financial statements, (iv) all significant valuation allowances and liability, restructuring and other reserves, (v) the effect of regulatory and accounting initiatives, and (vi) the adequacy of financial reporting.

K.
provide the auditors and the Company's Chief Financial Officer with full and free access to the Committee to meet privately whenever appropriate.

3

L.
review, based upon the recommendation of the independent auditors and the financial management, the scope and plan of the work to be done and the responsibilities, budget and staffing needs by financial management with respect to the Company's internal audits.

M.
in consultations with the independent auditors and financial management, regularly assess the overall quality of the Company's system of internal accounting controls and procedures designed to insure compliance with applicable law, rules and regulations, by reviewing internal control evaluations performed by the Company and the independent auditors.

N.
review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the design and operation of the Company's internal control structure and procedures for financial reporting, as well as the Company's disclosure controls and procedures, with respect to each annual and quarterly report that the Company is required to file under the Act, and (ii) the independent auditors' attestation, and report, on the assessment made by management.

O.
receive reports from time to time by the Chief Financial Officer and the General Counsel of the Company concerning litigation, contingencies or other material matters which may result in either liability to the Company or significant risk or exposure of the Company. The Committee shall review the matters so reported and advise the Board of the Company accordingly.

P.
report to the Board following each meeting, and at such other times, as circumstances warrant. The Committee shall report to the Board any matters or concerns raised by the auditors that the Committee views as requiring the attention of the Board.

Q.
take responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

R.
have the authority to engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.

S.
review and reassess the adequacy of this Charter at least annually.

T.
conduct any and all investigations it deems necessary or appropriate.

U.
perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate.

4

24/7 REAL MEDIA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), hereby appoints David J. Moore and Mark E. Moran, or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share, and all of the Shares Series C Preferred Stock, of 24/7 Real Media, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of 24/7 Real Media, Inc., 1250 Broadway, 28th Floor, New York, New York, on Tuesday, October 26, 2004 at 2:00 p.m., local time, and at any adjournment or postponement thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3.

(TO BE SIGNED ON REVERSE SIDE)

24/7 REAL MEDIA, INC.
P.O. BOX 11401
NEW YORK, NY 10203-0401

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2) and (3).
1. Proposal to elect Mr. Arnie Semsky And Mr. Tony Schmitz as Class III directors.
☐ For the two nominees
☐ WITHHOLD authority to vote for the two nominees

Stockholders may withhold authority to vote for any nominee by drawing a line through or otherwise striking out the name of such nominee. Any proxy executed in such manner as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority.
2. Proposal to amend the Company's 2002 Stock Incentive Plan to increase the number of incentives available for grant thereunder.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to ratify the appointment of Goldstein Golub Kessler LLP as the independent certified public accountants of 24/7 Real Media, Inc. for the fiscal year ending December 31, 2003.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4. Authority to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
☐ FOR	☐ AGAINST	☐ ABSTAIN
Do you plan to attend the Annual Meeting of Shareholders? ☐ Yes ☐ No
Change of Address and or Comments Mark Here:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature (Title, if any)

Signature if held jointly

VOTES MUST BE INDICATED IN BLACK OR BLUE INK. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES: MR. ARNIE SEMSKY AND MR. TONY SCHMITZ
OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2003
AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 2002 AND FISCAL YEAR-END OPTION VALUES
COMPARISON OF CUMULATIVE TOTAL RETURNS* AMONG 24/7 REAL MEDIA, INC., THE NASDAQ STOCK MARKET INDEX AND A PEER GROUP
PROPOSAL TWO PROPOSAL FOR THE AMENDMENT OF THE 2002 STOCK INCENTIVE PLAN
PROPOSAL THREE: INDEPENDENT AUDITORS
24/7 REAL MEDIA, INC. Board of Directors Audit Committee Charter